CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Post-Effective Amendment No. 17 to the Registration Statement on Form N-1A of The Caldwell & Orkin Funds, Inc. and to the use of our report dated June 21, 2000 on the financial statements and financial highlights of the Caldwell & Orkin Market Opportunity Fund series of The Caldwell & Orkin Funds, Inc. Such financial statements and financial highlights appear in the 2000 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

                                                                                          /s/ Tait, Weller & Baker
                                                                                            TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
August 25, 2000